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                                                                     EXHIBIT 5.1
                    [Letterhead of Morrison & Foerster LLP]


                                   May 6, 2002

Razorfish, Inc.
107 Grand Street
New York, New York 10013

Ladies and Gentlemen:

             At your request, we have examined the Registration Statement on Form S-3 filed by Razorfish, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 3, 2002 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 18,718,751 shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock") which were issued pursuant to the Common Stock and Warrants Purchase Agreements, dated as of April 18, 2002 and April 25, 2002, (collectively, the "Purchase Agreements") by and between the Company and the investors identified therein (the "Investors"), and
(ii) 2,807,810 shares of Common Stock (the "Warrant Shares," and, collectively with the Common Stock, the "Shares"), issuable by the Company pursuant to the exercise of certain warrants issued to the Investors (the "Warrants") pursuant to the Purchase Agreements.

             This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

             As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Shares. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity has the power and authority (or, in the case of individuals, the capacity) to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity. In addition, we have assumed that the current Board of

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Razorfish, Inc.
May 6, 2002
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Directors has been validly elected. We have also assumed that the Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

             In connection with this opinion, we have examined originals or copies of (i) the Purchase Agreements, (ii) the Registration Rights Agreements, dated as of April 18, 2002 and April 25, 2002, by and between the Company and the Investors, (iii) the Warrants and (iv) the certificate of incorporation and the bylaws, each as amended to date, of the Company. In addition, we have examined such records, documents, certificates of public officials and the Company, made such inquiries of officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

             Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized for issuance by all necessary corporate action on the part of the Company and is validly issued, fully paid and non-assessable and that the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof (including without limitation, payment of the required exercise price for such Warrants), will be validly issued, fully paid and non-assessable.

             We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

             We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the related prospectus under the heading "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                           Very truly yours,


                           /s/Morrison & Foerster LLP
                             Morrison & Foerster LLP